Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectus and “Auditing Services” in the Statement of Additional Information, each dated October 22, 2025, and each included in this Post Effective Amendment No. 4 to the Registration Statement (Form N-1A, File No. 333-259158) of Popular High Grade Fixed-Income Fund, Inc. (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated August 26, 2025, with respect to the financial statements and financial highlights of Popular High Grade Fixed-Income Fund, Inc. for the year ended June 30, 2025, our report dated May 29, 2025, with respect to the financial statements of Popular Total Return Fund, Inc. for the year ended March 31, 2025, and our report dated August 26, 2025, with respect to the financial statements of Popular Income Plus Fund, Inc. for the year ended June 30, 2025, included in the Annual Report to Shareholders (Form N-CSR) into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Juan, Puerto Rico

October 22, 2025